News Release

PLUG POWER HOSTS CONFERENCE CALL AND WEBCAST TO PRESENT BUSINESS UPDATES

LATHAM, NY – December 4, 2013 – Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable energy solutions, will today host a conference call and webcast during which CEO Andy Marsh will provide a business update for Plug Power and the Company’s expectations for the remainder of 2013 and for 2014.

Since the October 8th business updates call, the Company has seen an additional 17.8M USD in bookings. Plug Power is currently in negotiations with large customers on sales agreements to deploy turn-key GenDrive solutions at multiple distribution centers. The Company believes this will significantly impact the fourth quarter bookings, as well as provide a recurring revenue stream from product, service and hydrogen contracts. Plug Power expects orders to range between 30M and 40M USD for the fourth quarter of 2013.

Mr. Marsh will outline the structure of a typical multi-site deal using Plug Power’s turn-key hydrogen solution. Plug Power feels volume in sales orders, paired with management of costs will result in profitability for Plug Power in 2014. As previously stated, Plug Power needs to ship 3,000 units in 2014 to achieve its EBITDAS break even goal.

“Large, multi-site deals will provide a level of validation to customers, suppliers, employees and the investment community,” said Andy Marsh. “As we continue to book more orders during the month of December, Plug Power is on track for a ‘blowout’ quarter.”

Plug Power has scheduled its conference call and webcast today at 10:30 am ET to review the Company’s business updates. Participants are encouraged to join the webcast to access the accompanying slide show presentation. The webcast can be accessed by going directly to the Plug Power Web site (www.plugpower.com) and selecting the webcast link on the home page. You can also call-in by dialing 877.407.8291. Andy Marsh will be joined by COO, Keith Schmid, and Vice President of Sales, Erik Hansen, to answer questions.

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power is revolutionizing the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders forged the path for Plug Power’s key accounts, including Walmart, Sysco, P&G and Mercedes. With more than 4,000 GenDrive units deployed to material handling customers, accumulating over 16 million hours of runtime, Plug Power manufactures tomorrow’s incumbent power solutions today. Additional information about Plug Power is available at www.plugpower.com.

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Plug Power Inc. Safe Harbor Statement

This communication contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability, the risk that we expect we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that we do not have enough cash to fund our operations to profitability and if we are unable to secure additional capital, we may need to reduce and/or cease our operations; the risk that a "going concern” opinion from our auditors, KPMG LLP, could impair our ability to finance its operations through the sale of equity, incurring debt, or other financing alternatives; the recent restructuring plan we adopted may adversely impact management’s ability to meet financial reporting requirements; our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue; the risk that pending orders may not convert to purchase orders; the risk that our continued failure to comply with NASDAQ’s listing standards may result in our common stock being delisted from the NASDAQ stock market, which may severely limit our ability to raise additional capital; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our GenDrive systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to improve system reliability for our GenDrive systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (“SEC”) on April 1, 2013 and as amended on April 30, 2013 and the reports Plug Power filed from time to time with the SEC. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this communication.

Contact:

Teal Vivacqua

518.738.0269

investor_relations@plugpower.com